Exhibit 10.1

JPMorgan Chase Bank N.A, London Branch

and

The Bank of New York Mellon

SECOND AMENDMENT TO CUSTODIAN AGREEMENT

THIS AGREEMENT is made on February 8, 2010

BETWEEN

(1)	JPMorgan Chase Bank N.A, London Branch, a company incorporated with limited liability as a National Banking Association, whose principal London office is at 125 London Wall, London EC2Y 5AJ (“we” or “us”); and

(2)	The Bank of New York Mellon, a banking corporation organised under the laws of the State of New York, whose principal place of business is at 101 Barclay Street, New York, New York 10286, United States of America, in its capacity as trustee of the iShares Silver Trust (“Trust”) (in such capacity “you”).

INTRODUCTION

We have entered into the Custodian Agreement dated April 21, 2006 (as amended on September 13, 2006, the “Custodian Agreement”) with you, pursuant to which we have agreed to open and maintain for you the Account (as defined in the Custodian Agreement) and to provide other services to you as provided therein.

We have agreed with you to further amend the Custodian Agreement as hereinafter provided.

IT IS AGREED AS FOLLOWS

1.	INTERPRETATION

1.1	Definitions: In this Agreement capitalized terms not otherwise defined herein have the meaning ascribed to them in the Custodian Agreement.

1.2	Headings: The headings in this Agreement do not affect its interpretation.

1.3	Singular and plural: References to the singular include the plural and vice versa.

2.	AMENDMENT

2.1	Amendment to Clause 3.4: The proviso to clause 3.4 of the Custodian Agreement is hereby amended to read in its entirety as follows:

“provided, that we will not be required to take any additional delivery of Silver if, after giving effect to such delivery, the aggregate amount of Bullion in the Account would exceed 400,000,000 troy ounces.”

3.	GENERAL

3.1	Custodian Agreement in force and effect: Except as modified herein, the Custodian Agreement will continue in full force and effect pursuant to the provisions thereof.

3.2	Assignment: This Agreement is for the benefit of and binding upon you and us and your and our respective successors and assigns. You may not assign, transfer or encumber, or purport to assign, transfer or encumber, your right, title or interest in relation to any Account or any right or obligation under this Agreement or any part of any of the foregoing unless we otherwise agree in writing.

3.3	Partial invalidity: If any of the clauses (or part of a clause) of this Agreement becomes invalid or unenforceable in any way under the Rules or any law, the validity of the remaining clauses (or part of a clause) will not in any way be affected or impaired.

3.4	Entire agreement: This document represents the entire agreement, and supersedes any previous agreements between you and us relating to the subject matter of this Agreement.

3.5	Counterparts: This Agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same agreement.

3.6	Contracts (Rights of Third Parties) Act 1999: Other than the Sponsor, a person who is not a party to this Agreement shall have no rights under the Contracts (Rights of Third Parties Act) 1999.

3.7	Legal opinion: We will furnish to you an opinion of counsel acceptable to you addressed to you and dated the date hereof to the effect that:

(a)	our execution, delivery and performance of this Agreement have been duly authorized by us and do not and will not violate any applicable law or regulation and do not require the consent of any governmental or other regulatory body; and

(b)	this Agreement has been duly executed and delivered by us and constitutes our legal, valid and binding obligation, enforceable in accordance with its terms subject to principles of equity.

4.	GOVERNING LAW AND JURISDICTION

4.1	Governing law: This agreement is governed by, and will be construed in accordance with, English law.

4.2	Jurisdiction: The English courts have non-exclusive jurisdiction to settle any disputes or claims which may arise out of or in connection with this Agreement and, for these purposes you irrevocably submit to the jurisdiction of the English courts.

4.3	Waiver of immunity: To the extent that you may in any jurisdiction claim for yourself or your assets any immunity from suit, judgement, enforcement or otherwise howsoever, you agree not to claim and irrevocably waive any such immunity to which you would otherwise be entitled (whether on grounds of sovereignty or otherwise) to the full extent permitted by the laws of such jurisdiction.

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EXECUTED by the parties

Signed on behalf of
JPMorgan Chase Bank N.A., London Branch by

Signature	/s/ ANDREW LOVELL
Name	Andrew Lovell
Title	Vice President

Signed on behalf of Bank of New York by

Signature	/s/ PETER M. KEAVENEY
Name	Peter M. Keaveney
Title	Managing Director